CERTIFICATION PURSUANT TO
                    18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Report of Easy Golf Corporation (the "Registrant") as filed with the Securities and Exchange Commission on the date hereof (the " Report"), I, John Michael Coombs, hereby certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: February 12, 2006                   /s/ John Michael Coombs
                                          -------------------------------
                                          John Michael Coombs,
                                          CEO, President, CFO, and Chairman of
                                          the Board